Exhibit 32
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Unit Corporation a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of March 31, 2015 and December 31, 2014 and for the three month periods ended March 31, 2015 and 2014.
Dated: May 7, 2015

By:	/s/ Larry D. Pinkston
Larry D. Pinkston
Chief Executive Officer and
Director
Dated: May 7, 2015

By:	/s/ David T. Merrill
David T. Merrill
Senior Vice President, Chief Financial Officer, and
Treasurer
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unit Corporation and will be retained by Unit Corporation and furnished to the Securities and Exchange Commission or its staff on request.